SUB-ITEM 77 C: Submission of matters to a vote of security holders

A Special Meeting of Shareholders of BBH Common Settlement Fund, Inc. was held on August 2, 2002. The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:

For Quorum:
Record date share positions:	769,241,757
Total ballots:	22
	769,241,757 shares voted	100% of total shares voted
	22 proxies voted	100% of total proxies voted

  To modify the Fund's fundamental policy regarding borrowing.
Shares voted affirmatively	769,241,757
Shares voted negatively	0
Shares abstaining	0

2. To act by any authorized means to approve a corresponding modification to the Portfolio's fundamental policy regarding borrowing (which approval by the Portfolio's investors, as a group, must occur before the proposed change to the Fund's policy may be implemented).
Shares voted affirmatively	769,241,757
Shares voted negatively	0
Shares abstaining	0

  To eliminate the Fund's fundamental policy regarding investments in restricted securities.
Shares voted affirmatively	769,241,757
Shares voted negatively	0
Shares abstaining	0

  To authorize the Fund to act by any authorized means to approve the elimination of the Portfolio's fundamental investment policy regarding investments in restricted securities (which approval by the Portfolio's investors, as a group, must occur before the Fund's related policy may be eliminated).
Shares voted affirmatively	769,241,757
Shares voted negatively	0
Shares abstaining	0

  To eliminate the Fund's fundamental policy regarding investments in other investment companies.
Shares voted affirmatively	769,241,757
Shares voted negatively	0
Shares abstaining	0

  To authorize the Fund to act by any authorized means to approve the elimination of the Portfolio's fundamental investment policy regarding investments in other investment companies (which approval by the Portfolio's investors, as a group, must occur before the Fund's related policy may be eliminated).
Shares voted affirmatively	769,241,757
Shares voted negatively	0
Shares abstaining	0

The Definitive Proxy Statement for this Special Meeting was filed with the Securities and Exchange Commission on June 25th, 2002, and is incorporated by reference. (File No. 811-10073)